                                                                Exhibit 4(d)




             NORTHSHORE MINING COMPANY AND SILVER BAY POWER COMPANY
                            RETIREMENT SAVINGS PLAN














                              Sequential Page 11

                                      NORTHSHORE MINING COMPANY AND SILVER BAY POWER COMPANY
                                                      RETIREMENT SAVINGS PLAN


                                                         TABLE OF CONTENTS


                                                             ARTICLE I

                                                            NAME AND PURPOSE OF PLAN  . . . . . . .         1


                                                            ARTICLE II

                                                                   DEFINITIONS  . . . . . . . . . .         1

2.1      ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
2.2      AFFILIATED COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
2.3      AFTER-TAX CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
2.4      BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
2.5      BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
2.6      CLIFFS STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
2.7      CLIFFS STOCK FUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
2.8      CODE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
2.9      COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
2.10     COMPANY CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
2.11     COMPANY MATCHING CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
2.12     COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
2.13     EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
2.14     EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
2.15     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
2.16     LEASED EMPLOYEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
2.17     NORMAL RETIREMENT AGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
2.18     PARTICIPANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
2.19     PARTICIPANT CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
2.20     PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
2.21     PLAN ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
2.22     PLAN YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
2.23     PRE-TAX CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
2.24     QUALIFIED NON-ELECTIVE CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
2.25     RELATED CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
2.26     ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
2.27     TERMINATION OF EMPLOYMENT or TERMINATES EMPLOYMENT . . . . . . . . . . . . . . . . . . . .         4
2.28     TOTAL DISABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
2.29     TRANSFER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
2.30     TRUST AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
2.31     TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
2.32     TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
2.33     VALUATION DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4





                                      (i)

                                                            ARTICLE III

                                                                  PARTICIPATION . . . . . . . . . .         4

3.1      WHO MAY BECOME A PARTICIPANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
3.2      DETERMINATION OF PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
3.3      PARTICIPATION UPON REEMPLOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
3.4      CHANGES IN EMPLOYMENT STATUS; TRANSFERS OF EMPLOYMENT  . . . . . . . . . . . . . . . . . .         5


                                                            ARTICLE IV

                                                                  CONTRIBUTIONS . . . . . . . . . .         5

4.1      PARTICIPANT CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
4.2      COMPANY MATCHING CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
4.3      CONTRIBUTION LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
4.4      QUALIFIED NON-ELECTIVE CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .        12
4.5      LIMITATION ON ANNUAL ADDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12
4.6      LIMITATION ON COMBINED BENEFITS AND CONTRIBUTIONS UNDER ALL
           DEFINED BENEFIT PLANS AND DEFINED CONTRIBUTION PLANS OF THE
           COMPANY AND ANY RELATED CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . .        13
4.7      EXCLUSIVE BENEFIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
4.8      COMPANY'S OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
4.9      ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15


                                                             ARTICLE V

                                                             PARTICIPANTS' ACCOUNTS   . . . . . . .        15

5.1      PARTICIPANT'S SUBACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15
5.2      ALLOCATION OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16
5.3      VESTING OF PARTICIPANT'S ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        17
5.4      TRANSFER OF ACCOUNTS UPON TRANSFER OF EMPLOYMENT . . . . . . . . . . . . . . . . . . . . .        17



                                                            ARTICLE VI

                                                             INVESTMENT OF ACCOUNTS   . . . . . . .        17

6.1      INVESTMENT CATEGORIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        17
6.2      CONTINUING INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18
6.3      CHANGE OF INVESTMENT HOLDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18
6.4      INTERIM INVESTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18
6.5      VALUATION OF PARTICIPANT'S ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .        18





                                      (ii)

                                                            ARTICLE VII

                                                          DISTRIBUTION FROM TRUST FUND  . . . . . .        19

7.1      WHEN ACCOUNT BECOMES DISTRIBUTABLE . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19
7.2      TIME AND FORM OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19
7.3      DISPOSITION OF ACCOUNT ON TERMINATION OF EMPLOYMENT  . . . . . . . . . . . . . . . . . . .        20
7.4      DIRECT ROLLOVER OF DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20
7.5      SPENDTHRIFT TRUST PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
7.6      DISTRIBUTION IN THE EVENT OF DEATH . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
7.7      BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
7.8      WITHDRAWALS DURING SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23
7.9      PARTICIPANT LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        25


                                                           ARTICLE VIII

                                                              FIDUCIARY OBLIGATIONS . . . . . . . .        28

8.1      GENERAL FIDUCIARY DUTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        28
8.2      ALLOCATION OF FIDUCIARY RESPONSIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . .        28
8.3      COMPENSATION AND EXPENSES OF FIDUCIARIES . . . . . . . . . . . . . . . . . . . . . . . . .        28


                                                            ARTICLE IX

                                                               PLAN ADMINISTRATOR   . . . . . . . .        28

9.1      APPOINTMENT OF PLAN ADMINISTRATOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        28
9.2      INFORMATION TO BE MADE AVAILABLE TO PLAN ADMINISTRATOR . . . . . . . . . . . . . . . . . .        29
9.3      DUTIES AND POWERS OF PLAN ADMINISTRATOR  . . . . . . . . . . . . . . . . . . . . . . . . .        29
9.4      NOTICES FROM PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
9.5      CLAIMS PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30


                                                             ARTICLE X

                                                                   TRUST FUND   . . . . . . . . . .        31

10.1     TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        31
10.2     INVESTMENT OF TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        32



                                                            ARTICLE XI

                                                          CONTINUANCE, TERMINATION AND
                                                                AMENDMENT OF PLAN . . . . . . . . .        33

11.1     TERMINATION OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33
11.2     MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OR
           LIABILITIES OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        34
11.3     AMENDMENTS TO PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        34
11.4     PARTICIPATING COMPANIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        34





                                     (iii)

                                                            ARTICLE XII

                                                                  MISCELLANEOUS . . . . . . . . . .        35

12.1     BENEFITS TO BE PROVIDED SOLELY FROM THE TRUST FUND . . . . . . . . . . . . . . . . . . . .        35
12.2     TEXT TO CONTROL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        35
12.3     SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        35
12.4     JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        36
12.5     PLAN FOR EXCLUSIVE BENEFIT OF PARTICIPANTS; REVERSION
           PROHIBITED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        36
12.6     GENDER AND NUMBER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        36


                                                           ARTICLE XIII

                                                              TOP HEAVY PROVISIONS  . . . . . . . .        36

13.1     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        36
13.2     COMPENSATION AND LIMITATION THEREON  . . . . . . . . . . . . . . . . . . . . . . . . . . .        38
13.3     VESTING REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        38
13.4     MINIMUM ALLOCATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        38


                                                            ARTICLE XIV

                                               SPECIAL PROVISIONS REGARDING ACQUISITION EMPLOYEES .        39

14.1     GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        39
14.2     EMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        39
14.3     TRANSFER OF ASSETS AND LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .        39
14.4     CONTINUATION OF PORTION OF CYPRUS SAVINGS PLAN . . . . . . . . . . . . . . . . . . . . . .        40


                                                            EXHIBIT "A"





                                      (iv)

            NORTHSHORE MINING COMPANY AND SILVER BAY POWER COMPANY
                            RETIREMENT SAVINGS PLAN


                                   ARTICLE I

                           NAME AND PURPOSE OF PLAN


         Northshore Mining Company, by execution of this agreement, establishes a plan to be known as the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan (the "Plan"), effective as of the day following the "Closing Date" of the transactions contemplated by the Stock Purchase Agreement by and between Cleveland-Cliffs Inc and Cliffs Minnesota Minerals Company and Cyprus Amax Minerals Company, as amended (the "Stock Purchase Agreement"), as "Closing Date" is defined in such Stock Purchase Agreement; and Silver Bay Power Company, by execution of this Agreement, adopts the Plan effective as of the Closing Date. The Plan is created for the exclusive benefit of Participants and their Beneficiaries. The Plan is intended to qualify under Sections 401(a) and 401(k) of the Code as a qualified cash or deferred arrangement, and the Trust created under the Plan is intended to be exempt under Section 501(a) of the Code.


                                  ARTICLE II

                                  DEFINITIONS


         When used in the Plan, the following words will have the following meanings, unless the context clearly indicates otherwise:

2.1 "Account", unless otherwise indicated, means a Participant's entire interest in the Trust Fund.

2.2 "Affiliated Company" means any corporation that is a member of the "controlled group of corporations" of which the Company is also a member (as such term is defined in Section 1563(a) of the Code without regard to Section 1563(a)(4) of the Code).

2.3 "After-Tax Contributions" mean the amounts contributed by the Participant pursuant to Section 4.1[b].

2.4 "Beneficiary" means the person who, under this Plan, becomes entitled to receive a Participant's Account upon his death, including when applicable the surviving spouse.

2.5 "Board of Directors", unless otherwise specified, means the Board of of Northshore Mining Company.

2.6 "Cliffs Stock" means the common stock, par value $1.00, of Cleveland-Cliffs Inc.

2.7      "Cliffs Stock Fund" means the fund invested solely in Cliffs Stock.

2.8 "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute of similar purpose.

2.9 "Company" means Northshore Mining Company, and any Affiliated Company that adopts this Plan with the approval of the Board of Directors (which Companies shall be listed on Exhibit A to the Plan), and any successor in interest resulting from merger, consolidation or transfer of substantially all of the Company's assets that may expressly agree in writing to continue this Plan.

2.10 "Company Contributions" mean the amounts contributed under the Plan by the Company as provided in Article IV, including Company Matching
Contributions; and shall also include the applicable portion of a Participant's Transfer Contributions.

2.11 "Company Matching Contributions" mean the amounts contributed by the Company pursuant to Section 4.2 and allocated pursuant to Section 5.2[a].

2.12 "Compensation" means the basic salary paid to a Participant for services rendered to the Company during the Plan Year and includes basic earnings paid to a Participant during the Plan Year that was deferred from a previous year and any salary reduction contributions made under this Plan but does not include any basic salary for the Plan Year that is deferred to a subsequent year, overtime, bonuses, commissions, moving allowances or any other extraordinary compensation. In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, Compensation taken into account under the Plan for a Plan Year shall not exceed $150,000, as adjusted for changes in the cost-of-living as provided in Sections 401(a)(17)(B) and 415(d) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of
Section 414(q)(6) of the Code shall apply, except that in applying such rules the term "family" shall only include the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.

2.13 "Effective Date" means the day following the "Closing Date" of the transactions contemplated by the Stock Purchase Agreement by and between Cleveland-Cliffs Inc and Cliffs Minnesota Minerals Company and Cyprus Amax Minerals Company, as amended (the "Stock Purchase Agreement"), as "Closing Date" is defined in such Stock Purchase Agreement.

2.14 "Employee" means any person now or hereafter in the employ of the Company at Company locations in the United States, and United States citizens at other locations while being paid on the United States payroll, including officers of the Company, but excluding (i) employees included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Company if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Company, (ii) directors who are not employed by the Company in any other capacity, (iii) independent contractors, (iv) Leased Employees, and (v) any employee who is a self-employed individual or owner-employee within the meaning of Section 401(c) of the Code with respect to his employment with the Company.

2.15 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.16 "Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (a "leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6)
of the Code) on a substantially full-time basis for a period of at least one year, and where such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an employee of the recipient if: (i) such Leased Employee is covered by a money purchase pension plan providing:
(A) a non-integrated employer contribution rate of at least ten percent of "compensation" (as defined in Section 415(c)(3) of the Code) but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, 402(a)(8), 402(h) or 403(b) of the Code, (B) immediate participation, and (C) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipient's "Non-Highly Compensated Employee" (as defined in Section 4.3[c][4]) work force.

2.17 "Normal Retirement Age" means age 65. Notwithstanding any other provision of the Plan to the contrary, an Employee shall be 100 percent vested in his Account upon attainment of age 65.

2.18 "Participant" means any Employee who has become a Participant under this Plan. Participation will cease upon distribution of a Participant's entire vested Account after Termination of Employment.

2.19 "Participant Contributions" mean the amounts contributed under the Plan by Participants as provided in Article IV, including Pre-Tax
Contributions, After-Tax Contributions and Rollover Contributions; and shall also include the applicable portion of a Participant's Transfer Contributions.

2.20 "Plan" means the plan maintained under this document and all subsequent amendments to it.

2.21 "Plan Administrator" means the person or persons appointed by the Board of Directors whose duties are specified in this Plan.

2.22 "Plan Year" means the calendar year; provided, however, that the first Plan Year shall be a "Short Plan Year" commencing on the Effective Date and ending December 31, 1994.

2.23 "Pre-Tax Contributions" mean the amounts contributed by the Participant pursuant to Section 4.1[b].

2.24 "Qualified Non-Elective Contributions" mean the amounts contributed by the Company pursuant to Section 4.4.

2.25 "Related Corporation" means any corporation which is a member of a controlled group of corporations of which the Company is also a member, as determined under Section 1563(a) of the Code, without regard to Sections 1563(a)(4) and 1563(e)(3)(C) of the Code. Furthermore, the term shall include any trade or business (whether or not incorporated) which is a member of a group under common control of which the Company is also a member, as determined under Section 414(c) of the Code. The term shall also include each organization which is a member of an affiliated service group of which the Company is also a member, as determined under Section 414(m) of the Code. Finally, the term shall include any entity, other than the Company, which is required to be aggregated with the Company under Section 414(o) of the Code.

2.26 "Rollover Contributions" mean the amounts contributed by the Participant pursuant to Section 4.9.

2.27 "Termination of Employment" or "Terminates Employment" means a termination of the employer-employee relationship between an Employee and the Company for any reason. Transfer to employment (i) with a Related Corporation that does not maintain this Plan or (ii) to an ineligible class of employees, will not be considered a Termination of Employment, and Plan participation will be governed by the provisions of Section 3.4.

2.28 "Total Disability" means a disability that renders a Participant unable to perform satisfactorily the usual duties of his employment with the Company, as determined by a physician selected by the Plan Administrator, and which results in his Termination of Employment with the Company.

2.29 "Transfer Contributions" mean the amounts transferred to the Plan from the Cyprus Amax Minerals Company Savings Plan & Trust, as described in Article XIV.

2.30 "Trust Agreement" means the agreement entered into between Northshore Mining Company and the Trustee, which agreement is incorporated herein by reference.

2.31 "Trustee" means the person or persons appointed by the Board of Directors as the trustee of the Trust Fund and any duly appointed and qualified successor trustee.

2.32 "Trust Fund" means the assets of the Plan from which benefits will be paid and includes all income of any nature earned by such trust fund and all changes in fair market value.

2.33 "Valuation Date" means the date investments are valued and shall occur on each business day on which the Plan's recordkeeper and the New York Stock Exchange are open for business.


                                  ARTICLE III

                                 PARTICIPATION


3.1 WHO MAY BECOME A PARTICIPANT: Any Employee who is an Employee on the Effective Date will become a Participant on such Effective Date; provided, however, such Employee has completed the appropriate enrollment form and timely filed such form with the Plan Administrator. Any other Employee will become a Participant as of the first pay period of the calendar month next following the date the Employee commences or recommences employment with the Company; provided, however, such Employee has completed the appropriate enrollment form and timely filed such form with the Plan Administrator. Any Employee who does not become a Participant when first eligible to do so may become a Participant as of the first pay period of the calendar month next following the Employee's completion of the appropriate enrollment form and timely filing of such form with the Plan

Administrator. Any Employee who is a Participant will continue to be a Participant upon restatement or amendment of the Plan, unless the restatement or amendment specifically excludes the Employee from participation.

3.2 DETERMINATION OF PARTICIPANTS: The Plan Administrator will determine when Employees become eligible to participate in the Plan and will provide such Employees with the necessary enrollment forms to commence participation in the Plan. An Employee may enroll during the month he first becomes eligible to participate in the Plan or any month thereafter by filing the completed enrollment forms with the Plan Administrator within the required time before the month his election to participate in the Plan begins. Participation will begin the first pay period in the month following the Employee's completion of the enrollment form and timely filing of it with the Plan Administrator.

3.3 PARTICIPATION UPON REEMPLOYMENT: An Employee may become a Participant upon his reemployment as an Employee or transfer to an eligible class of Employees, as described in Section 2.14, on the first pay period in the month following the Employee's completion of the appropriate enrollment form and timely filing of it with the Plan Administrator.

3.4 CHANGES IN EMPLOYMENT STATUS; TRANSFERS OF EMPLOYMENT: If a Participant ceases to be an Employee but continues in the employment of (i) the Company in some other capacity or (ii) a Related Corporation, he shall nevertheless continue as a Participant hereunder until his participation is otherwise terminated in accordance with the provisions of the Plan; provided, however, that such Participant shall not be eligible to continue making Participant Contributions hereunder; and, provided further, that such Participant shall not be eligible to receive allocations of Employer Contributions hereunder. If a person is transferred directly from employment
(iii) with the Company in a capacity other than as an Employee or (iv) with a Related Corporation, to employment with the Company as an Employee, his service with the Company or other Related Corporation shall be included in determining his eligibility to participate in the Plan under Section 3.1.


                                   ARTICLE IV

                                 CONTRIBUTIONS


4.1      PARTICIPANT CONTRIBUTIONS:

         [a] Rate of Participant Contributions: As a condition of eligibility to share in Company Matching Contributions (if any), a Participant must elect to make Participant Contributions to this Plan of from one percent to 16 percent of his Compensation (in whole percentage increments).

         [b] Participant Contribution Elections: At the Participant's election, Participant Contributions may be made either on an after-tax basis (hereinafter "After-Tax Contributions") or on a pre-tax basis under a salary reduction agreement (hereinafter "Pre-Tax Contributions"). Elections must be (i) made in accordance with procedures prescribed by the Plan Administrator, (ii) made on the form provided by the Plan Administrator for such purpose, and (iii) filed with the Plan

                Administrator such number of days prior to the election's effective date as the Plan Administrator shall prescribe. Elections to make Participant Contributions shall be prospective only. Participant Contributions will be paid into the Trust Fund by the Company monthly.

         [c] Change of Participant Contributions: A Participant may change the rate of Participant Contributions prospectively but not retroactively by completing and timely filing, as prescribed by the Plan Administrator, the appropriate form with the Plan Administrator (on the form provided by the Plan Administrator for such purpose) during the month preceding the month in which the change is to become effective. The rate of After-Tax Contributions or Pre-Tax Contributions may be changed not more frequently than once in any month effective as of the first pay period in the month following the timely filing of the appropriate form with the Plan Administrator.

                In the event it becomes necessary for Highly Compensated Employees to change the rate of Contributions, as set forth in
                Section 4.3, said Highly Compensated Employees shall be permitted to do so in a manner deemed to be administratively feasible. Moreover, in the event the Plan Administrator, or its designee, deems it necessary to require Highly Compensated Employees to change the rate of contributions because of the likelihood of exceeding the limitations set forth in Section 4.3[a], said Highly Compensated Employees shall be required to do so, after appropriate notice, in a manner deemed to be administratively feasible.

         [d] Suspension of Participant Contributions: A Participant may suspend or resume After-Tax Contributions or Pre-Tax Contributions by completing and timely filing, as prescribed by the Plan Administrator, the appropriate form with the Plan Administrator during the month preceding the month in which the change is to become effective. After-Tax Contributions or Pre-Tax Contributions shall be suspended or resumed effective for the first pay period in the month following the timely filing of the appropriate form provided by the Plan Administrator for such purpose.

         [e] Limit on After-Tax Contributions: For each Plan Year, the total of a Participant's After-Tax Contributions to this and any other qualified plan maintained by the Company or any Related Corporation, when added to his Pre-Tax Contributions for the Plan Year, may not exceed 16 percent of the Participant's Compensation for the Plan Year.

         [f] Limit on Pre-Tax Contributions: For each Plan Year, the total of a Participant's Pre-Tax Contributions to this and any other qualified plan maintained by the Company or any Related Corporation, when added to his After-Tax Contributions for the Plan Year, may not exceed 16 percent of the Participant's Compensation for the Plan Year; provided, however, that notwithstanding the foregoing provisions of this subsection [g], the total of a Participant's Pre-Tax Contributions for a year may not exceed $7,000 (as adjusted for cost-of-living by the Secretary of the Treasury pursuant to Section 402[g][5] of the Code as of each January 1).

4.2 COMPANY MATCHING CONTRIBUTIONS: For the Short Plan Year during which the Plan is adopted and each Plan Year thereafter, the Company shall contribute to the Plan such amounts, which amounts will be "Company Matching
Contributions" hereunder, as follows:

         [a] For the Short Plan Year, the Company shall contribute as Company Matching Contributions hereunder an amount equal to 66 percent of the Participants' Pre-Tax Contributions and After-Tax Contributions for such Short Plan Year not in excess of six percent of such Participants' Compensation for such Short Plan Year.

         [b] For the Plan Year which begins January 1, 1995 and ends December 31, 1995, the Company shall contribute as Company Matching Contributions hereunder an amount equal to 66 percent of the Participants' Pre-Tax Contributions and After-Tax Contributions for such 1995 Plan Year not in excess of six percent of such Participants' Compensation for such 1995 Plan Year.

         [c] For any Plan Year which begins after December 31,1995, the Company shall contribute as Company Matching Contributions hereunder an amount equal to 50 percent of the Participants' Pre-Tax Contributions and After-Tax Contributions for such Plan Year not in excess of six percent of such Participants' Compensation for such Plan Year.

         [d] For the Short Plan Year or any other Plan Year, the Company may in its discretion contribute as additional Company Matching Contributions hereunder such amount (if any) as shall be determined by the board of directors of the Company.

Company Matching Contributions shall be paid to the Trustee within the period of time prescribed by law to permit a Federal income tax deduction for such year. Company Matching Contributions shall be (i) made on behalf of Employees of the Company who were Participants during the period for which such Company Matching Contributions were authorized to be made, (ii) made on account of such Participants' Pre-Tax Contributions and After-Tax Contributions that were authorized to be matched with respect to such period, and (iii) allocated to each such Participant's Account, in accordance with the provisions of Section 5.2, in proportion to each such Participant's Pre-Tax Contributions and After-Tax Contributions that were authorized to be matched with respect to such period. The Company that makes a Company Matching Contribution may, with the approval of the Plan Administrator, specify that such Company Matching Contribution be treated as a Pre-Tax Contribution for purposes of the tests described in Section 4.3, in accordance with Section 401(k)(3)(D)(ii) of the Code.

4.3      CONTRIBUTION LIMITATIONS:

         [a] Limitations: Notwithstanding the provisions of Sections 4.1 and 4.2, Participant Contributions and Company Matching Contributions to this Plan and any other qualified plan maintained by the Company or any Related Corporation are subject to the following limitations:

                [1] The "Average Actual Deferral Percentage" (as defined in subsection [c][2] below) for "Highly Compensated Employees" (as defined in subsection [c][4] below) for each Plan Year must be no greater than 1.25 times the Average Actual Deferral

                       Percentage for "Non-Highly Compensated Employees" (as defined in subsection [c][4] below) for that Plan Year; or, alternatively, the Average Actual Deferral Percentage for Highly Compensated Employees may be two times the Average Actual Deferral Percentage for Non-Highly Compensated Employees if the Average Actual Deferral Percentage for Highly Compensated Employees is not more than two percentage points higher than the Average Actual Deferral Percentage for Non-Highly Compensated Employees for that Plan Year.

                [2] The "Average Actual Contribution Percentage" (as defined in subsection [c][1] below) for Highly Compensated Employees for each Plan Year must be no greater than
                       1.25 times the Average Actual Contribution Percentage for Non-Highly Compensated Employees for that Plan Year; or, alternatively, the Average Actual Contribution Percentage for Highly Compensated Employees may be two times the Average Actual Contribution Percentage for Non-Highly Compensated Employees if the Average Actual Contribution Percentage for Highly Compensated Employees is not more than two percentage points higher than the Average Actual Contribution Percentage for Non-Highly Compensated Employees for that Plan year.

                [3] Anything contained in this subsection [a] to the contrary notwithstanding, in computing the Average Actual Deferral Percentage and the Average Actual Contribution Percentage hereunder, such computations shall be made in accordance with Treasury Regulation
                       Section 1.401(m)-2 to prevent the multiple use of the alternative limitations described in clauses [1] and [2] above.

         [b]    Return of Excess Contributions and Excess Aggregate
Contributions:

                [1] If at the end of the Plan Year, or as soon as administratively feasible, it is determined that the Pre-Tax Contributions made on behalf of Highly Compensated Employees would otherwise exceed the limitations of subsection [a][1] above, first unmatched and then matched Pre-Tax Contributions, and earnings attributable to such Pre-Tax Contributions, shall be returned to Highly Compensated Employees in the order of their "Actual Deferral Percentages" (as defined in subsection [c][2] below) beginning with those Highly Compensated Employees with the highest Actual Deferral Percentages. Alternatively, but only to the extent permitted in regulations promulgated by the Secretary of the Treasury, instead of receiving a distribution of "Excess Contributions" (as defined in subsection [c][6] below), a Highly Compensated Employee may elect to have the Excess Contribution treated as an amount distributed to the Highly Compensated Employee and then contributed to the Plan by such Highly Compensated Employee as an After-Tax Contribution, or the Company may recharacterize such amounts in its sole discretion. In addition, a Highly Compensated Employee may redirect Pre-Tax Contributions as After-Tax Contributions for the balance of the Plan Year if it is determined that the Pre-Tax Contributions on behalf of such Highly Compensated Employee would otherwise exceed the limitations of subsection [a][1] above.

                [2] In the event After-Tax Contributions or Company Matching Contributions made by or on behalf of Highly Compensated Employees would otherwise exceed the limitations of subsection [a][2] above for a Plan Year, such After-Tax Contributions or Company Matching Contributions, and the earnings attributable to such After-Tax Contributions or Company Matching Contributions, as applicable, will be returned in the following order and assets shall be liquidated on a pro rata basis from all investment categories.

                       [A] excess unmatched After-Tax Contributions, and earnings attributable to such unmatched After-Tax Contributions, shall be returned to Highly Compensated Employees;

                       [B] excess matched After-Tax Contributions, and earnings attributable to such matched After-Tax Contributions, shall be returned to Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each Highly Compensated Employee;

                       [C] excess Company Matching Contributions, and earnings attributable to such Company Matching Contributions, shall be distributed to each Highly Compensated Employee to whose Account "Excess Aggregate Contributions" (as defined in subsection [c][5] below) were allocated for the Plan Year.

         [c]    Definitions:

                [1] The "Average Actual Contribution Percentage" means the average (expressed as a percentage rounded to the nearest hundredth of a percentage point) of the "Actual Contribution Percentages" (as hereinafter defined) for a specified group of Employees for a Plan Year. The "Actual Contribution Percentage" for any Plan Year means the ratio (expressed as a percentage rounded to the nearest hundredth of a percentage point) of After-Tax Contributions and Company Matching Contributions (in the aggregate) made under the Plan or any other plan maintained by the Company or a Related Corporation by or on behalf of an Employee for the Plan Year to that Employee's "compensation" (as defined in clause [3] below) for the Plan Year.

                [2] The "Average Actual Deferral Percentage" means the average (expressed as a percentage rounded to the nearest hundredth of a percentage point) of the "Actual Deferral Percentages" (as hereinafter defined) for a specified group of Employees for a Plan Year. The "Actual Deferral Percentage" for any Plan Year means the ratio (expressed as a percentage rounded to the nearest hundredth of a percentage point) of Pre-Tax Contributions and Qualified Non-Elective Contributions made under the Plan or any other plan maintained by the Company or a Related Corporation on behalf of an Employee for the Plan Year to that Employee's "compensation" (as defined in clause [3] below) for the Plan Year. Pre-Tax Contributions and Qualified Non-Elective Contributions shall be taken into account in determining the Actual Deferral Percentage for a Plan Year only if (i) the Pre-Tax Contributions and Qualified Non-Elective Contributions relate to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within two and one-half months after the close of the Plan Year (but for the deferral election), and (ii) are not contingent on participation or performance of services after such date and the Pre-Tax Contribution or Qualified Non-Elective Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the Pre-Tax Contribution or Qualified Non-Elective Contribution relates.

                [3] For purposes of this Section 4.3, "compensation" means compensation for services performed for the Company or any Related Corporation that is currently includible in gross income plus any amount contributed to this Plan or any other plan maintained by the Company or any Related Corporation as a pre-tax contribution plan, including any amount deferred under a Code Section 125 plan maintained by the Company or any Related Corporation.

                [4] The term "Highly Compensated Employee" means "highly compensated active employees" and "highly compensated former employees" (as hereinafter defined).

                       A "highly compensated active employee" means any Employee who performs services for the Company during the "determination year" (as hereinafter defined) and who, during the "look-back year" (as hereinafter defined),: (i) received compensation from the Company in excess of $75,000 (as adjusted for cost-of-living pursuant to Section 415(d) of the Code); (ii) received compensation from the Company in excess of $50,000 (as adjusted for cost-of-living pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Company and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under
                       Section 415(b)(1)(A) of the Code. The term "highly compensated active employee" also includes: (iv) Employees who are described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and are one of the 100 employees who received the most compensation from the Company during the determination year; and (v) Employees who are 5 percent owners at any time during the look-back year or the determination year. If no officer has satisfied the compensation requirement of item (iii) above during either a determination year or a look-back year, the highest-paid officer for such year shall be treated as a "highly compensated active employee".

                       For purposes of this clause [4], the "determination year" shall be the Plan Year; and the "look-back year" shall be the 12-month period immediately preceding the determination year.

                       A "highly compensated former employee" means any Employee who (A) separated from service (or was deemed to have separated from service) prior to the determination year, (B) performs no service for the Company during the determination year, and (C) was a highly compensated active employee for either the year of separation or any determination year ending on or after the Employee's 55th birthday.

                       If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of compensation paid by the Company during such year, the family member shall be aggregated with the 5 percent owner or the top-ten Highly Compensated Employee, as applicable. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee, as applicable, shall be treated as a single Employee receiving compensation and Plan Compensation and contributions. For purposes of this clause [4], "family member" includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

                       The determination of who is a Highly Compensated Employee, including determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation to be considered, will be made in accordance with Section 414(g) of the Code and the regulations promulgated thereunder.

                       The term "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

                [5] "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                       [A] the aggregate amount of After-Tax Contributions and Company Matching Contributions (and Qualified Non-Elective Contributions or elective contributions taken into account in computing the Average Actual Contribution Percentage) made on behalf of Highly Compensated Employees, over

                       [B] the maximum aggregate amount of After-Tax Contributions and Company Matching Contributions permitted under the Average Actual Contribution Percentage test described in subsection [a][1] above.

                [6] "Excess Contributions" means, with respect to any Plan Year, the excess of:

                       [A] the aggregate amount of Pre-Tax Contributions actually paid over to the Trust on behalf of Highly Compensated Employees, over

                       [B] the maximum amount of Pre-Tax Contributions permitted under the Average Actual Deferral Percentage test described in subsection [a][2] above.

4.4 QUALIFIED NON-ELECTIVE CONTRIBUTIONS: In lieu of distributing Excess Contributions as provided in Section 4.3[b][1], or Excess Aggregate Contributions as provided in Section 4.3[b][2], the Company may make "Qualified Non-Elective Contributions" (as hereinafter defined) on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either the Average Actual Deferral Percentage test or the Average Actual Contribution Percentage test, or both, pursuant to regulations promulgated under the Code. In addition, the Company may make additional discretionary contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy the Average Actual Contribution Percentage Test, pursuant to regulations promulgated under the Code.

"Qualified Non-Elective Contributions" mean contributions made by the Company (other than Company Matching Contributions) and allocated to Participants' Accounts that (i) Participants may not elect to receive in cash until distributed from the Plan, (ii) are nonforfeitable when made, and (iii) are distributable only in accordance with the distribution provisions applicable to Pre-Tax Contributions and Company Matching Contributions.

If the Company makes Qualified Non-Elective Contributions to the Plan, the amount of such Qualified Non-Elective Contributions for a Plan Year shall be an amount determined by the Company.

Allocation of Qualified Non-Elective Contributions shall be made (i) on a per capita basis or (ii) in the ratio which each Non-Highly Compensated Employee's "compensation" (as defined in Section 4.3[c][3] for the Plan Year bears to the total compensation of all Non-Highly Compensated Employees for such Plan Year; provided, however, that unless the Company determines otherwise, only Non-Highly Compensated Employees who are Participants shall be entitled to share in the allocation of Qualified Non-Elective Contributions.

4.5 LIMITATION ON ANNUAL ADDITIONS: For purposes of this Section 4.5, "annual additions" mean Company Contributions, Participant Contributions and forfeitures (if any). "Annual additions" shall not include (i) Rollover Contributions (if any), or (ii) company contributions described in Section 415(6) of the Code. For purposes of applying the limitations of Section 415 of the Code, the "limitation year" is the Plan Year. If the annual additions to the Account of any Participant, attributable to all defined contribution plans of the Company and any Related Corporation, would exceed either (A) $30,000 (as adjusted for cost-of-living by the Secretary of the Treasury as of each January 1 for any limitation year ending during the calendar year) or (B) 25 percent of the Participant's "compensation" (as hereinafter defined), the excess amount will be disposed of in the following order:

         [a] First, unmatched Participant After-Tax Contributions, to the extent that the return would reduce the excess amount, will be returned to the Participant;

         [b] Second, matched Participant After-Tax Contributions, to the extent the return would reduce the excess amount, will be returned to the Participant with any Matching Company Contributions reduced as a consequence and allocated under subsection [d] or [e] below; and

         [c] Third, Company Contributions, to the extent the reduction would reduce the excess amount, will be allocated under subsection [d] or [e] below.

         [d] The amount of any excess attributable to Company Contributions will be applied to offset Company Matching Contributions for the limitation year; and

         [e] To the extent that the excess amounts described in subsection [d] above cannot be applied to offset Company Matching Contributions for the limitation year, the excess amounts will be allocated to a suspense account and applied to offset Company Matching Contributions in succeeding limitation years, as necessary.

For purposes of limiting annual additions under this Section 4.5 and limiting combined benefits and contributions under Section 4.6, "compensation" means wages for federal tax withholding purposes, as defined in Section 3401(a) of the Code, but determined without regard to any rules that limit remuneration included in wages based on the nature or location of employment or the services performed. Thus, for purposes of applying the limitations of Sections 4.5 and 4.6, compensation for a limitation year is the compensation actually paid or includible in gross income during such limitation year. Notwithstanding the preceding sentences, "compensation" for a participant in a defined contribution plan who is "permanently and totally disabled" (as defined in Section 22(e)(3) of the Code) is the compensation such participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; provided, however, such imputed compensation for the disabled participant may be taken into account only if the participant is not a Highly Compensated Employee (as defined in Section 4.3[c][4]) and contributions made on behalf of such participant are nonforfeitable when made.

Anything contained herein to the contrary notwithstanding, compensation taken into account for purposes of applying the limitations of Sections 4.5 and 4.6 for any participant shall not exceed $150,000 (subject to adjustment annually by the Secretary of the Treasury as provided in Sections 401(a)(17)(b) and 415(d) of the Code).

4.6 LIMITATION ON COMBINED BENEFITS AND CONTRIBUTIONS UNDER ALL DEFINED BENEFIT PLANS AND DEFINED CONTRIBUTION PLANS OF THE COMPANY AND ANY RELATED
CORPORATION: In any limitation year, if the Company makes contributions to a defined benefit plan on behalf of an Employee who is also a Participant in this Plan, then the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" (as defined in subsections [a] and [b] below, as applicable) for the Employee for the limitation year may not exceed 1.0. In any limitation year, if the sum of the defined benefit plan fraction and the defined contribution plan fraction on behalf of a Participant would exceed 1.0, the benefit accrued on that Participant's behalf under the defined benefit plan will be limited, to the extent necessary, to prevent the sum of the defined benefit plan fraction and the defined contribution plan fraction from exceeding 1.0.

         [a] Defined Benefit Plan Fraction: The "defined benefit plan fraction" is a fraction, the numerator of which is the projected annual benefit of the Participant under the defined benefit plan (determined as of the close of the limitation year) and the denominator of which is the lesser of the following amounts determined for that year and for each prior year of service with the Company:

                [1] the product of 1.25 times the maximum benefit dollar limitation in effect for the limitation year; or

                [2] the product of 1.4 times 100 percent of the Participant's average compensation for his high three consecutive calendar years.

                In determining the defined benefit plan fraction, all defined benefit plans of the Company or a Related Corporation (whether or not terminated) shall be treated as one defined benefit plan.

         [b] Defined Contribution Plan Fraction: The "defined contribution plan fraction" is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all defined contribution plans of the Company or a Related Corporation as of the close of the limitation year and the denominator of which is the sum of the lesser of the following amounts determined for that year and for each prior year of service with the Company:

                [1] the product of 1.25 times the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the limitation year (without regard to Section 415(c)(6) of the Code); or

                [2] the product of 1.4 times an amount equal to 25 percent of the Participant's compensation for the limitation year.

4.7 EXCLUSIVE BENEFIT: This Plan and Trust have been established for the exclusive benefit of Participants and their Beneficiaries. Under no circumstances may any funds contributed to the Plan or held by the Trustee at any time revert to or be used by the Company, except that all contributions by the Company to the Plan are conditioned upon both the qualification of the Plan and the deductibility of such contributions. At the Company's written request to the Trustee, a contribution by the Company shall be returned to the Company within one year of (i) the date of payment if the contribution was made by mistake of fact; (ii) the date initial qualification or qualification on Plan amendment is denied, provided the amendment is submitted to the Internal Revenue Service for a determination on qualification within one year after it is adopted; or (iii) the date deduction of a contribution is disallowed. The amount returned may not include net earnings but may be adjusted for net losses attributable to the contribution.

4.8 COMPANY'S OBLIGATIONS: The adoption and continuance of the Plan will not be deemed to constitute a contract between the Company and any Employee or Participant, nor to be consideration for, nor inducement nor condition of, the employment of any person. Nothing in this Plan will be deemed to give any Employee or Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee or Participant at any time, nor will it be deemed to give the Company the right to require the Employee or Participant to remain in its employ, nor will it interfere with the right of any Employee or Participant to terminate his employment at any time.

4.9 ROLLOVER CONTRIBUTIONS: The Trustee shall accept funds transferred from a trust forming part of a plan that is qualified under Section 401(a) of the Code or from a conduit individual retirement account for the benefit of a Participant under this Plan if the trust from which the funds are so transferred allows the transfer; provided, however, that the Plan Administrator shall not permit the Trustee to accept a transfer of funds if such funds would require this Plan to pay benefits in the form of an annuity, or if, in the opinion of counsel, such funds would jeopardize the tax-qualified status of the Plan. Any amount transferred to the Plan in accordance with the provisions of this Section 4.9 shall be known as a "Rollover Contribution". In the event the Internal Revenue Service determines that all or any portion of a Rollover Contribution does not satisfy the requirements for rollover contributions under law, such Rollover Contribution, or the applicable portion thereof, shall be distributed to the Participant in a single sum as soon as administratively possible. The Trustee shall maintain a separate account for any Rollover Contributions made hereunder.

                                   ARTICLE V

                             PARTICIPANTS' ACCOUNTS


5.1 PARTICIPANT'S SUBACCOUNTS: The Plan Administrator will maintain one or more separate subaccounts for each Participant in the following categories to which contributions and Trust earnings or losses, as applicable, will be credited as provided in the Plan:

         [a] Matched After-Tax Subaccount, to which a Participant's matched After-Tax Contributions (if any) and earnings and losses attributable thereto will be credited;

         [b] Unmatched After-Tax Subaccount, to which a Participant's Unmatched After-Tax Contributions (if any) and earnings and losses attributable thereto will be credited;

         [c] Matched Pre-Tax Subaccount, to which a Participant's matched Pre-Tax Contributions (if any) and earnings and losses attributable thereto will be credited;

         [d] Unmatched Pre-Tax Subaccount, to which a Participant's unmatched Pre-Tax Contributions (if any) and earnings and losses attributable thereto will be credited;

         [e] Company Contributions Subaccount, to which a Participant's share of Company Matching Contributions (if any) and earnings and losses attributable thereto will be credited;

         [f] Rollover Subaccount, to which a Participant's Rollover Contributions (if any) and earnings and losses attributable thereto will be credited; and

         [g] Transfer Subaccount, to which a Participant's Transfer Contributions (if any) and earnings and losses attributable thereto will be credited.

5.2      ALLOCATION OF CONTRIBUTIONS:

         [a] Allocation of Company Matching Contributions: Company Matching Contributions made pursuant to Section 4.2 shall be allocated as follows:

                [1] Company Matching Contributions for the Short Plan Year, which Company Matching Contributions are made pursuant to Section 4.2[a], shall be allocated to Participants' Accounts, with the allocation to each such Participant's Account to equal 66 percent of such Participant's Pre-Tax Contributions and After-Tax Contributions for the Short Plan Year not in excess of six percent of such Participant's Compensation for such Short Plan Year.

                [2] Company Matching Contributions for the Plan Year that begins January 1, 1995 and ends December 31, 1995, which Company Matching Contributions are made pursuant to
                       Section 4.2[b], shall be allocated to Participants' Accounts, with the allocation to each such Participant's Account to equal 66 percent of such Participant's Pre-Tax Contributions and After-Tax Contributions for the 1995 Plan Year not in excess of six percent of such Participant's Compensation for such 1995 Plan Year.

                [3] Company Matching Contributions for any Plan Year beginning after December 31, 1995, which Company Matching Contributions are made pursuant to Section 4.3[c], shall be allocated to Participants' Accounts, with the allocation to each such Participant's Account to equal 50 percent of such Participant's Pre-Tax Contributions and After-Tax Contributions for the Plan Year not in excess of six percent of such Participant's Compensation for such Plan Year.

                [4] Discretionary Company Matching Contributions (if any) for the Short Plan Year or any other Plan Year, as applicable, which discretionary Company Matching Contributions are made pursuant to Section 4.3[d], shall be allocated to Participants' Accounts, with the allocation to each such Participant's Account to equal a specified percentage of such Participant's Pre-Tax Contributions and After-Tax Contributions for the Plan Year or Short Plan Year, as applicable, not in excess of a specified percentage of such Participant's Compensation for such Plan Year or Short Plan Year, as applicable, and which percentages shall be specified by the board of directors of the Company.

         [b] Allocation of Participant Contributions: Participant Contributions received by the Trustee will be credited to the Participant's Account as soon as the amounts to be credited to such Participant's Account can be determined.

5.3      VESTING OF PARTICIPANT'S ACCOUNT:

         [a] Participant Contributions: A Participant's interest in his Participant Contributions will at all times be fully vested and nonforfeitable.

         [b] Company Contributions: A Participant's interest in his Company Contributions will at all times be fully vested and nonforfeitable.

         [c] Rollover Contributions: A Participant's interest in his Rollover Contributions will at all times be fully vested and nonforfeitable.

         [d] Transfer Contributions: A Participant's interest in his Transfer Contributions will at all times be fully vested and nonforfeitable.

5.4 TRANSFER OF ACCOUNTS UPON TRANSFER OF EMPLOYMENT: Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator may direct the Trustee to transfer to or accept a transfer from any other defined contribution plan maintained by the Company or a Related Corporation that is qualified under Section 401(a) of the Code of the account(s), if any, of an employee whose employment transfers (i) to employment covered by the Plan from employment covered by such other plan or (ii) from employment covered by the Plan to employment covered by such other plan. If the accounts(s) from another qualified defined contribution plan maintained by the Company or a Related Corporation are transferred to or merged into the Plan, such account(s) shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing. Under rules prescribed by the Plan Administrator, any applications, elections, designations and waivers under the transferor plan that are applicable to such transferred account(s) shall be applicable hereunder. In addition, any loan outstanding under the transferor plan with respect to such transferred account(s) shall become a loan under the Plan and shall continue to be repaid and otherwise governed under the Plan by the terms of such loan as made under the transferor plan. The Plan Administrator shall direct the Trustee to transfer any such account(s) at such time(s) as the Plan Administrator determines that the limitations contained in Section 4.3 and any other applicable limitations have been or will be satisfied and any remedial action required to comply with such limitations has been or will be taken under the Plan or the transferor plan, as applicable.


                                   ARTICLE VI

                             INVESTMENT OF ACCOUNTS


6.1 INVESTMENT CATEGORIES: The following investment categories will be offered:

         [a]    T. Rowe Price Prime Reserve Fund;

         [b]    T. Rowe Price Stable Value Fund;

         [c]    T. Rowe Price Spectrum Income Fund;

         [d]    T. Rowe Price Equity Index Fund;

         [e]    T. Rowe Price Capital Appreciation Fund;

         [f]    T. Rowe Price International Stock Fund;

         [g]    T. Rowe Price New America Growth Fund;

         [h]    Cyprus Stock Fund; and

         [i]    Cliffs Stock Fund;

provided, however, that: (i) the Cliffs Stock Fund shall not be available as an investment category until the required registration has been made with the Securities and Exchange Commission; and (ii) the Cyprus Stock Fund shall only be available as an investment category for a period of 24 months, which 24-month period shall commence with the day upon which assets are first transferred from the Cyprus Amax Minerals Company Savings Plan & Trust (the "Cyprus Savings Plan") to this Plan (the "Transfer Date"); and, provided further, that a Participant may only invest such amounts in the Cyprus Stock Fund as are invested in the common stock of Cyprus Amax Minerals Company under the Cyprus Savings Plan on the day preceding the Transfer Date. In connection with item (ii) above, any Participant who maintains an investment in the Cyprus Stock Fund must liquidate such investment prior to the expiration of the 24-month period described above and reinvest such liquidated amount in one or more of the investment categories then available under the Plan.

6.2 CONTINUING INVESTMENT: A Participant may direct the continuing investment of Participant Contributions, Company Contributions, Rollover Contributions and Transfer Contributions in any one or more of the investment categories specified in Section 6.1 at any time, subject, however, to the limitations described in Section 6.1 regarding investment in the Cyprus Stock Fund; and such investment direction shall be effective for the month of the direction. If the Participant directs continuing investment in more than one investment category, the portion in each investment category must be specified as a percentage of the total in multiples of one percent. A Participant may change future investment directions at any time. This change will be effective for the month of the direction if the Trustee is notified of the change before the end of such month. Earnings on assets credited to a Participant's Account shall be invested in the investment category which produced such earnings.

6.3 CHANGE OF INVESTMENT HOLDINGS: A Participant may direct the Trustee on any business day to sell any investments in the Participant's account, and the Participant may direct that the proceeds of such sale be invested in any one or more of the other investment categories listed in Section 6.1, subject, however, to the limitations described in Section 6.1 regarding investment in the Cyprus Stock Fund.

6.4 INTERIM INVESTMENT: In the absence of effective investment directions, the Plan Administrator will direct the Trustee to invest any cash in the T. Rowe Price Prime Reserve Fund.

6.5 VALUATION OF PARTICIPANT'S ACCOUNT: Except as otherwise provided in the case of distributions under Article VII, a Participant's Account will be valued each business day that the Trustee is open for business.

                                  ARTICLE VII

                          DISTRIBUTION FROM TRUST FUND


7.1 WHEN ACCOUNT BECOMES DISTRIBUTABLE: If a Participant dies, suffers Total Disability, retires or Terminates Employment for any other reason, his Account will be distributable.

7.2      TIME AND FORM OF PAYMENT:

         [a] Time of Payment: Upon Termination of Employment, a Participant may file a written claim for distribution of his Account with the Plan Administrator on a form prescribed by the Plan Administrator for such purpose. In such event, distribution of a Participant's Account will be made within 90 days after the calendar quarter during which the Participant's Termination of Employment occurs or the Participant receives his last payroll check. If no claim for distribution is filed by the Participant upon Termination of Employment, the Plan Administrator will schedule a payment date which shall be 60 days after the end of the Plan Year during which the Participant attains Normal Retirement Age; provided, however, that a Participant who Terminates Employment may elect a delayed distribution date, which delayed distribution date must be no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. A delayed distribution date may be accelerated at the Participant's written direction to the Plan Administrator as follows: a Participant may file a written claim for distribution of his Account with the Plan Administrator, on a form prescribed by the Plan Administrator for such purpose, at any time after Termination of Employment; and, in such event, distribution of his Account will occur within 90 days following the calendar quarter during which the Participant files a written claim for such distribution.

         [b] Anything contained herein to the contrary notwithstanding distribution to a Participant must begin no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, with subsequent annual single sum payments made thereafter of amounts accrued (if any) during each subsequent calendar year. If the distribution of the entire interest of a Participant has begun in accordance with the foregoing provisions of this Section 7.2[b] and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used at the date of the Participant's death. All distributions required under this Section 7.2[b] shall be determined and made in accordance with Treasury Regulations promulgated under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Treasury Regulation Section 1.401(a)(9)-2.

         [c] Payment in Cash or in Kind: At a Participant's or Beneficiary's request, payment of the portion of the Participant's Account invested in the Cliffs Stock Fund may be made in cash or in kind or partly in cash and partly in kind; provided, however, that fractional shares of Cliffs Stock will be paid in cash. Payment of the remainder of the Participant's Account shall be made in cash. Distributions in cash will be the liquidation proceeds of the assets in the Participant's Account. The Plan Administrator will direct the Trustee to make payment in cash or in kind or partly in cash and partly in kind, as hereinbefore set forth; provided, however, that when directing the form of payment, the Plan Administrator will make any necessary adjustment on account of an outstanding loan the Participant may have under Section 7.9.

         [d] Form of Payment: Distribution of a Participant's Account will be made in a single sum payment.

7.3 DISPOSITION OF ACCOUNT ON TERMINATION OF EMPLOYMENT: Anything contained herein to the contrary notwithstanding, if a Participant's employment is terminated and the value of his account is $3,500 or less (taking into account both Company Contributions and Participant Contributions) the Participant's Account shall be distributed as soon as administratively feasible following the Participant's Termination of Employment. If the value of the Participant's Account is in excess of $3,500, such Account shall not be distributed to the Participant without his prior written consent and, if the Participant is married, the prior written consent of his spouse.

7.4 DIRECT ROLLOVER OF DISTRIBUTIONS: Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" (as defined in subsection [b] below) election under this Section 7.4, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" (as defined in subsection [d] below) paid directly to an "eligible retirement plan" (as defined in subsection [c] below) specified by the distributee in a "direct rollover" (as defined in subsection [a] below). For purposes of this Section 7.4, the following definitions shall apply:

         [a] A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

         [b]     A "distributee" includes an Employee or former Employee.  In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a "qualified domestic relations order" (as defined in Section 414(p) of the Code) are "distributees" with regard to the interest of the spouse or former spouse.

         [c] An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

         [d] An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that "eligible rollover distribution" does not include:
                (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

7.5 SPENDTHRIFT TRUST PROVISIONS: Except for benefits payable in accordance with the applicable requirements of a domestic relations order determined by the Plan Administrator to be a "qualified domestic relations order" (as defined in Section 414(p) of the Code), all benefits payable by the Plan will be paid only to the person entitled to them, and all payments will be made directly to that person and not to any other person or corporation. Benefits will not be subject to the claim of any creditor of a Participant, nor may payments be taken in execution by attachment or garnishment or by any other legal or equitable proceeding. No person will have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits that he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries.

7.6 DISTRIBUTION IN THE EVENT OF DEATH: If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall, at the Beneficiary's election, be made as soon as practicable following the Participant's death; provided, however, that if the Beneficiary elects a later distribution date, the Participant's entire interest must be distributed to the Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death; and, provided further, that if the Beneficiary is the Participant's spouse and such spouse Beneficiary elects a later distribution date, the Participant's entire interest must be distributed to the Beneficiary no later than April 1 of the calendar year following the calendar year in which the Participant would have attained age 70-1/2.

7.7  BENEFICIARIES:

         [a] Designation of Beneficiary: A Participant shall designate a Beneficiary on a form prescribed by the Plan Administrator for such purpose and shall file such Beneficiary designation with the Plan Administrator. The Beneficiary designation will become effective only upon receipt of the form by the Plan Administrator, but upon receipt of the form the designation will relate back to and take effect as of the date the Participant signed the designation, whether or not the Participant is living at the time; provided, however, that neither the Plan Administrator nor the Company will be liable for any payment of the Participant's Account made prior to receipt of the form designating a Beneficiary.

         [b] Order of Payment: If the Participant fails to designate a Beneficiary before his death, or if no designated Beneficiary survives the Participant, the Participant's undistributed Account will be paid in a single sum to the person, persons or entity in the first of the following classes of successive preference surviving the death of the Participant:

                [1]    spouse of the Participant,

                [2]    children of the Participant,

                [3]    parents of the Participant,

                [4]    brothers and sisters of the Participant, or

                [5]    the Participant's estate.

                These provisions will be deemed modified where necessary to comply with the applicable law of any state.

         [c] Change of Beneficiary: A Participant may designate a new Beneficiary at any time by filing with the Plan Administrator a written change of Beneficiary on a form prescribed by the Plan Administrator for such purpose. The change will become effective only upon receipt of the form by the Plan Administrator, but upon receipt of the form the change will relate back to and take effect as of the date the Participant signed the request, whether or not the Participant is living at the time of receipt; provided, however, that neither the Plan Administrator nor the Company will be liable for any payment of the Participant's Account made prior to receipt of the form designating a change of Beneficiary.

         [d] Spousal Consent: Anything contained in this Section 7.7 to the contrary notwithstanding, no Beneficiary designation or change of Beneficiary under this Plan will be effective unless the spouse (if any) of the Participant consents in writing thereto. Such spousal consent shall be irrevocable and must acknowledge the effect of the election and be witnessed by a Plan representative or notary public. Spousal consent will not be required if it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because the Participant has no spouse or because the spouse cannot be located. Any election, consent or Beneficiary designation that has the effect of revoking a waiver of a surviving spouse's benefit may be made by a Participant without spousal consent anytime before payment of a Participant's Account is made under the Plan.

         [e] Uncertainty as to Right of Beneficiary: If the Plan Administrator is in doubt as to the right of any Beneficiary, the amount in question may be paid to the estate of the Participant, in which event neither the Plan Administrator nor the Company will be under any further liability to anyone with respect to the Account of the Participant.

         [f] Participant or Beneficiary Whose Whereabouts Are Unknown: In the case of any Participant or Beneficiary whose whereabouts are unknown, the Plan Administrator will notify the Participant or Beneficiary at his last known address by certified mail, return receipt requested, advising him of his right to a pending distribution. If the

         Participant or Beneficiary cannot be located in this manner, the Plan Administrator may (i) direct the benefits be deposited with the registry of the appropriate district court, (ii) establish an account in the Participant's name until it is claimed or until proof of death satisfactory to the Plan Administrator is received by the Plan Administrator, or (iii) declare the Account forfeited; provided, however, that if a written claim for forfeited benefits is subsequently made by the Participant or Beneficiary, the amount forfeited, unadjusted for earnings or interest, will be paid to the Participant or Beneficiary, as applicable.

7.8 WITHDRAWALS DURING SERVICE: A Participant who is an Employee or who is in an ineligible class of employees and has not experienced a Termination of Employment may elect at any time, but not more than twice in any Plan Year, to withdraw, in whole or in part, the value of his Account, subject to the limitations set forth in this Section 7.8. A Participant shall initiate a withdrawal request by timely executing and filing a written election with the Plan Administrator on a form prescribed by the Plan Administrator for such purpose, which form shall require such information as the Plan Administrator from time to time determines is needed to process the withdrawal request. Any amounts withdrawn pursuant to this Section 7.8 may not be repaid.

         [a] Order of Withdrawals: Withdrawals by a Participant shall be made from the Participant's subaccounts in the order listed below:

                [1] any portion of his subaccounts attributable to the principal amount of the Participant's After-Tax Contributions (including the Participant's Transfer Contributions attributable to after-tax contributions) and income attributable thereto;

                [2] any portion of his subaccounts attributable to the principal amount of Rollover Contributions (including the Participant's Transfer Contributions attributable to rollover contributions), and then any portion of his subaccounts attributable to income on such Rollover Contributions (including income on the Participant's Transfer Contributions attributable to rollover contributions);

                [3] in the case of a Participant who has attained at least age 59-1/2, any portion of his subaccounts attributable to the principal amount of Pre-Tax Contributions (including the Participant's Transfer Contributions attributable to pre-tax contributions), and then any portion of his subaccounts attributable to income on such Pre-Tax Contributions (including income on the Participant's Transfer Contributions attributable to pre-tax contributions); and

                [4] in the case of a Participant who has not attained age 59-1/2, any portion of his subaccounts attributable to the principal amount of Pre-Tax Contributions (including the Participant's Transfer Contributions attributable to pre-tax contributions).

                No withdrawal may be made under clauses [1] through [4] above unless all amounts that may be withdrawn under each preceding clause have been withdrawn.

         [b] Restriction on Withdrawals of Pre-Tax Contributions Where Participant Is Less than Age 59-1/2: Anything contained in this Section 7.8 to the contrary notwithstanding, a Participant under the age of 59-1/2 may only withdraw the portion of his Account attributable to Pre-Tax Contributions "on account of hardship", as determined by the Plan Administrator on a uniform and nondiscriminatory basis in accordance with the following provisions:

                [1] A withdrawal "on account of hardship" shall mean a distribution that is (i) made on account of a Participant's "immediate and heavy financial need" (as defined in clause [2] below), and (ii) "necessary to satisfy the immediate and heavy financial need" (as defined in clause [3] below).

                [2] A distribution that is made on account of a Participant's "immediate and heavy financial need" means a distribution that is made for one or more of the following reasons:

                       [A] expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse or any "dependents" (as defined in Section 152 of the Code) of the Participant or necessary for those persons to obtain the medical care described in
                              Section 213(d) of the Code;

                       [B] costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                       [C] payment of tuition and related education fees for the next semester, quarter or 12 months of post-secondary education for the Participant or the Participant's spouse, children or "dependents" (as defined in Section 152 of the Code);

                       [D] payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on that residence; and

                       [E] any other financial need that the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in Treasury Regulation
                              Section 1.401(k)-1(d)(2)(ii)(iv).

                [3] A distribution is "necessary to satisfy the immediate and heavy financial need" if:

                       [A] the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; provided, however, that the amount of an immediate and heavy financial need may include any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; and

                       [B] the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under this Plan and all other plans maintained by the Company or a Related Corporation.

                [4] In the event a Participant receives a hardship withdrawal hereunder, he must suspend making Pre-Tax Contributions under the Plan (and under all other plans maintained by the Company or a Related Corporation) for the 12-month period commencing as of the date of such hardship withdrawal. Furthermore, after becoming eligible to recommence making Pre-Tax Contributions (i.e., following expiration of the above 12-month period), the maximum amount of Pre-Tax Contributions the Participant may contribute under the Plan (and all other plans maintained by the Company or a Related Corporation) may not, for the taxable year immediately following the taxable year in which the hardship withdrawal was made pursuant to this Section 7.8, exceed $7,000 (as adjusted for cost-of-living by the Secretary of the Treasury pursuant to Section 402(g)(5) of the
                       Code) reduced by the Pre-Tax Contributions made by the Participant under the Plan (and all other plans maintained by the Company or a Related Corporation) during the taxable year in which the hardship withdrawal was made.

         [c] Form of Payment: Any amount withdrawn under this Section 7.8 will be paid in a single sum.

         [d] Order of Asset Conversion: The Plan Administrator will convert assets to obtain withdrawal proceeds in a uniform order which may change from time to time. Participants shall be given notice of such order and of any changes.

         [e] Qualified Domestic Relations Order. In the event a domestic relations order is determined to be a "qualified domestic relations order" (as defined in Section 414(p) of the Code), any and all benefits assigned to an "alternate payee" (as defined in Section 414(p) of the Code) under such qualified domestic relations order shall be available for distribution to such alternate payee as soon as administratively feasible after the date specified in the qualified domestic relations order.

7.9      PARTICIPANT LOANS:

         [a] Administration: The Plan Administrator or its designee shall be responsible for administration of the loan program.

         [b] Eligibility: A Participant who is an Employee may borrow from his Account in the Plan. Except in the case of parties-in-interest, only active Employees are eligible to apply for a loan from the Plan.

         [c] Conditions of Loan: Any loan from the Plan will be subject to the following conditions:

                [1] The loan will be in the form of cash and the Participant's Account will serve as the sole collateral for the loan.

                [2] The loan may not exceed the lesser of 50 percent of the market value of the Participant's Account at the time the Participant's written loan request is received by the Plan Administrator or $50,000 reduced by the excess (if any) of the highest balance of loans outstanding during the one-year period ending on the date the new loan is made over the balance of loans outstanding on the date the new loan is made.

                [3]    The minimum loan will be $1,000.

                [4] The term of a loan will be not less than six months and not more than five-years (ten years in the case of a loan used to acquire a dwelling which will, within a reasonable time, be used as the Participant's principle residence); provided, however, that the repayment term of the loan shall be in increments of six months.

                [5] The Participant must execute and deliver to the Plan Administrator a payroll deduction authorization in a form satisfactory to the Plan Administrator for the term of the loan repayment.

                [6] The Participant must execute and deliver to the Plan Administrator a promissory note in a form satisfactory to the Plan Administrator.

                [7] One new loan will be allowed each Plan Year, but no more than one outstanding loan will be permitted at any time.

                [8] The loan will be treated as an asset of the Participant's Account.

                [9] Except in the case of parties-in-interest, only active Employees, excluding those Employees who are receiving long-term disability benefits or who are on a leave of absence from the Company, are eligible to apply for a loan from the Plan.

                [10] The limits of this Section 7.9 [c] will apply to all loans made to the Participant under all plans maintained by the Company or any Related Corporation.

         [d]    Employee Direction for Loan Proceeds and Valuation of Accounts:

                [1] Employee Direction: A Participant shall execute a written directive to the Plan Administrator setting forth the amount of the loan requested on a form prescribed by the Plan Administrator for such purpose.

                [2] Valuation of Account: The valuation of an Account, or the sale or redemption of securities credited to an Account, or both, will be made on the date or dates selected by the Plan Administrator, and within a reasonable time after receipt by the Plan Administrator of a written application for a loan.

                [3] Order of Subaccount and Asset Conversion: The Plan Administrator will convert assets in a Participant's subaccounts on a pro rata basis to obtain the loan proceeds in the following order: Unmatched After-Tax Subaccount, Matched After-Tax Subaccount, Rollover Subaccount, Transfer Subaccount, Unmatched Pre-Tax Subaccount, Matched Pre-Tax Subaccount and Company Contributions Subaccount.

         [e] Interest on Loan: Interest charged on loans will be a commercially reasonable rate published for the first business day of the month immediately preceding the month in which a written directive for a loan is received by the Plan Administrator.

         [f] Allocation of Loan Payments: Loan payments, which must be made at least quarterly, will be credited to a Participant's subaccounts in the reverse order from which such subaccounts provided the loan proceeds.

         [g]    Prepayment of Loan:

                [1] Prepayment Prior to Termination of Employment: At any time during a 12-month period and prior to a Participant's Termination of Employment, a Participant may make a single sum prepayment of all of an outstanding loan balance.

                [2] Prepayment on Termination of Employment: If a loan is not prepaid prior to a Participant's Termination of Employment, the outstanding balance will constitute a distribution upon such Participant's Termination of Employment. If a loan is not prepaid prior to a Participant's Termination of Employment and the Participant is a "party-in-interest" (as defined in Section 3(14) of ERISA), the outstanding balance will be paid in monthly installments as described in subsection [h] below. Participants who do not experience a Termination of Employment but who are in an ineligible class of employees will continue to pay the outstanding loan balance in monthly installments.

         [h] Loans to Terminated Employees: Terminated employees who are parties-in-interest and who do not request a distribution of their Accounts will be permitted to continue to make payments on pre-existing loans if said terminated employees meet the criteria for the continuance of such loans established by the Plan Administrator. Deferred vested employees who are parties in interest shall be permitted to obtain a loan from the Plan if said individuals meet the criteria established by the Plan Administrator.

         [i] Loan Default: Any loan to an active employee will be treated as being in default if a scheduled monthly payment is not made within 90 days of the payment due date. Any loan to a terminated employee who is a party-in-interest will be treated as being in default if a scheduled monthly payment is not made within 30 days of the payment due date. A loan which is in default will be treated as a distribution.

                                  ARTICLE VIII

                             FIDUCIARY OBLIGATIONS


8.1 GENERAL FIDUCIARY DUTIES: A fiduciary must discharge his duties under the Plan solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. All fiduciaries must act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Except as authorized by regulations of the Secretary of Labor, no fiduciary may maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States. A fiduciary must act in accordance with the documents and instruments governing the Plan to the extent the documents and instruments are consistent with the requirements of law.

8.2 ALLOCATION OF FIDUCIARY RESPONSIBILITY: A named fiduciary may designate persons other than named fiduciaries to carry out fiduciary responsibilities under the Plan; provided, however, that fiduciary responsibilities to manage or control Plan assets may not be delegated except by appointment of an investment manager. Named fiduciaries are the Company and the Plan Administrator.

8.3      COMPENSATION AND EXPENSES OF FIDUCIARIES:

         [a] General Rules: A fiduciary is entitled to reasonable compensation for services rendered and to reimbursement for expenses properly and actually incurred in the performance of his duties under the Plan. However, a fiduciary who already receives full-time pay from the Company may receive no compensation from the Plan, except for the reimbursement of expenses properly and actually incurred. All compensation and expenses will be paid by the Plan, unless the Company elects to pay all or any part of the compensation and expenses.

         [b] Compensation of Trustee: The Trustee is entitled to such reasonable compensation for its services as the Company and the Trustee mutually shall determine.

         [c]    Compensation of Persons Retained or Employed by Named
                Fiduciary: The compensation of all agents, counsel or other persons retained or employed by a named fiduciary will be determined by the named fiduciary employing such person.


                                   ARTICLE IX

                               PLAN ADMINISTRATOR


9.1 APPOINTMENT OF PLAN ADMINISTRATOR: The Board of Directors will appoint a Plan Administrator who will hold office until resignation, death or removal by the Board of Directors. If the Board of Directors fails to appoint a Plan





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
Administrator, the Company will be the Plan Administrator. Any person may serve in more than one fiduciary capacity. Any group of persons may serve in the capacity of Plan Administrator. A Plan Administrator may resign at any time by giving written notice to the Board of Directors. At any time a Plan Administrator may be removed by the Board of Directors with or without cause. As soon as practicable following the death, resignation or removal of any Plan Administrator, the Board of Directors will appoint a successor. Written notice of appointment of a successor Plan Administrator will be given by the Board of Directors to the Trustee. Until receipt by the Trustee of written notice, the Trustee will not be charged with knowledge or notice of the change.

9.2 INFORMATION TO BE MADE AVAILABLE TO PLAN ADMINISTRATOR: To enable the Plan Administrator to perform all of its duties under the Plan, the Board of Directors will provide the Plan Administrator with access to any information the Plan Administrator requires. If required information is not available from the Company's records, the Plan Administrator may obtain the information from the Participants. The Plan Administrator and the Company may rely on and will not be liable for any information that an Employee provides either directly or indirectly.

9.3      DUTIES AND POWERS OF PLAN ADMINISTRATOR:

         [a] General: The Plan Administrator shall have all the powers and authority as may be necessary to carry out the provisions of the Plan, including the discretionary power and authority to interpret and construe the Plan and to resolve any disputes arising thereunder, and the powers and authority expressly conferred upon it herein. Without limiting the generality of the foregoing, the Plan Administrator will decide all questions arising in the administration, interpretation and application of the Plan, including all questions relating to eligibility and distributions, except as may be reserved under this Plan to the Company. The decisions of the Plan Administrator will be final. The Plan Administrator will direct the Trustee concerning payments to be made out of Plan assets. All notices, directions, information and other communications to and from the Plan Administrator will be in writing.

         [b] Employment of Advisers and Persons to Carry Out Responsibilities: The Plan Administrator may employ one or more persons to render advice with regard to any responsibility the Plan Administrator has under the Plan and may employ one or more persons (including the Trustee) to carry out any of its responsibilities under the Plan.

         [c] Reporting and Disclosure: The Plan Administrator will be responsible for all applicable reporting and disclosure requirements of law. In connection therewith, the Plan Administrator will prepare, file with the Department of Labor or Internal Revenue Service, and furnish to Plan Participants and Beneficiaries, when applicable, the following:

                [1]    summary plan descriptions;

                [2]    descriptions of modifications and changes;

                [3]    annual reports;

                [4]    terminal and supplementary reports;

                [5]    registration statements; and

                [6]    any other returns, reports or documents required by law.

         [d] Inspection of Documents: The Plan Administrator shall make available for inspection copies of the Plan, the latest annual report and agreements under which the Plan was established or is operated. The documents will be available for examination by any Participant or Beneficiary in the principal office of the Plan Administrator and in any other places necessary to make available all pertinent information to Participants and Beneficiaries. On written request by any Participant or Beneficiary, the Plan Administrator shall furnish a copy of the latest updated summary plan description, the latest annual report, any termination report and any agreements under which the Plan is established or operated.

         [e] Keeping of Records: The Plan Administrator will keep any records that are necessary or advisable in its judgment for the administration of this Plan.

         [f] Bonding of Fiduciaries and Plan Officials: The Plan Administrator shall procure bonds for every fiduciary of the Plan and for every person who handles funds or other property of the Plan that is not exempt from the bonding requirements. Bonds must conform to the requirements of law and will be in an amount of not less than $1,000 or, if greater, ten percent of the amount of funds handled, with a generally applicable maximum of $500,000.

9.4 NOTICES FROM PARTICIPANTS: Whenever provision is made in the Plan that a Participant may exercise an option or election or designate a Beneficiary, the action of the Participant will be evidenced in writing on forms provided by the Plan Administrator for such purpose, which forms shall be signed by the Participant and delivered to the Plan Administrator in person or by mail. Written notice will not be effective until received by the Plan Administrator.


9.5      CLAIMS PROCEDURES:

         [a] Filing and Initial Determination of Claim: Any Participant or Beneficiary (the "claimant") or his duly authorized representative may file a claim for a Plan benefit to which the claimant believes he is entitled. A claim must be in writing and delivered to the Plan Administrator in person or by certified mail, postage prepaid. Within 90 days after receipt of a claim, the Plan Administrator will send the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of the claim, unless special circumstances require an extension of time for processing the claim; provided, however, that in no event may the extension exceed 90 days from the end of the initial 90-day period. If an extension of time is necessary, the claimant will receive a written notice prior to the expiration of the initial 90-day period regarding the need for an extension of time. The Plan Administrator has full discretion to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this subsection [a], the claim will be deemed denied and the claimant will be permitted to exercise his right of review pursuant to subsections [c] and [d] below.

         [b] Duty of Plan Administrator Upon Denial of Claim: The Plan Administrator will provide a claimant who is denied a claim for benefits with a written notice setting forth, in a manner calculated to be understood by the claimant:

                [1]    the specific reason or reasons for the denial;

                [2] specific references to pertinent Plan provisions upon which the denial is based;

                [3] a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material is necessary; and

                [4]    an explanation of the Plan's claims' review procedure.

         [c] Review of Claim Denial: Within 60 days after claimant's receipt of written notice of a denial in whole or in part of his claim, the claimant or his duly authorized representative, by written application to the Plan Administrator in person or by certified mail, postage prepaid, may request a review of the denial, review pertinent documents and submit issues and comments to the Plan Administrator in writing. On receipt of a request for review, the Plan Administrator will render a decision, which decision will be written in a manner calculated to be understood by the claimant and will include reasons for the decision and specific references to pertinent Plan provisions upon which the decision is based. The decision on review will be made no later than 60 days after the Plan Administrator's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered no later than 120 days after receipt of a request for review. If an extension of time is necessary, the claimant will be given written notice of the extension prior to expiration of the 60-day period. If notice of the decision on the review is not furnished under this subsection [c], the claim will be deemed denied.


                                   ARTICLE X

                                   TRUST FUND


10.1 TRUST FUND: The assets of the Plan shall be held in trust under the terms of the Trust Agreement between the Company and the Trustee, which Trust Agreement may be a trust established by the Company or a Related Corporation for the purpose of investing the assets of other plans qualified under Section 401(a) of the Code that are maintained by the Company or a Related Corporation; provided, however, that such trust is adopted as a part of this Plan; and, provided further, that the Trustee shall maintain separate accounting records to reflect the share of the Trust Fund that is to be credited to this Plan.

10.2     INVESTMENT OF TRUST FUND:

         [a] General: The assets of the Plan shall be invested in accordance with the terms of the Plan and the Trust Agreement under which the assets are held.

         [b] Options, Rights and Warrants: In the event that any options, rights or warrants are granted or issued with respect to stock other than Cliffs Stock held by the Trustee for a Participant, the Trustee shall be directed to sell such options, rights or warrants if there is a market for them. The net cash proceeds from the sale will be credited ratably to the Account of each Participant concerned. If the Trustee receives stock as a dividend or as the result of a stock split, the shares allocable to securities held in a Participant's Account will be added to his Account on a full or fractional share basis.

         [c] Voting: Cliffs Stock held by the Trustee for Participants and Beneficiaries with respect to which the Trustee receives written instructions from such Participants and Beneficiaries shall (i) be voted by the Trustee as directed by the Participant or Beneficiary, or (ii) not be voted by the Trustee if so directed by any Participant or Beneficiary. With respect to any Cliffs Stock allocated to a Participant's Account, at the time of a mailing to stockholders of the notice of any stockholders' meeting of Cleveland-Cliffs Inc, Cleveland-Cliffs Inc, in conjunction with the Trustee, shall use its reasonable best efforts to cause to be delivered to each Participant and Beneficiary such notices and informational statements as are furnished to Cleveland- Cliffs Inc stockholders in respect of the exercise of voting rights, together with forms upon which the Participant or Beneficiary may confidentially instruct the Trustee, or revoke such instruction, with respect to the voting of shares of each class or series of Cliffs Stock allocated to his account. Upon timely receipt of directions, the Trustee shall vote each class or series of Cliffs Stock (with voting rights) allocated to a Participant's or Beneficiary's Account as directed by the Participant or Beneficiary. The Trustee shall vote or not vote each class or series of Cliffs Stock (with voting rights) that is not allocated to a Participant's or Beneficiary's Account and each class or series of Cliffs Stock (with voting rights) allocated to a Participant's or Beneficiary's Account which is not voted by the Participant or Beneficiary because the Participant or Beneficiary has not directed (or has not timely directed) the Trustee as to the manner in which such Cliffs Stock is to be voted, in the same proportion as those shares of the same class or series of Cliffs Stock for which the Trustee has received proper direction on such matter.

         [d] Tender Offers for Cliffs Stock: Notwithstanding any other provision of the Plan to the contrary, if there is a tender offer for, or a request or invitation for tenders of, shares of a class or series of Cliffs Stock or other securities of the Company (or any Related Corporation) held by the Trustee for Participants or Beneficiaries (i) the Plan Administrator shall furnish to the Trustee, who shall then furnish to each Participant or Beneficiary, prompt notice of such tender offer for, or request or invitation for tenders of, such shares or series of Cliffs Stock or other securities of the Company (or any Related Corporation), and (ii) the Trustee shall request from each Participant or Beneficiary instructions as to the tendering of each class or series of such shares of Cliffs Stock or other securities of the Company (or any Related Corporation) allocated to the Participant's or Beneficiary's Account. The Trustee shall tender only such shares of each class or series of Cliffs Stock or other securities of the Company (or any Related Corporation) for which the Trustee has received (within the time specified in the notification) tender instructions. With respect to shares of the class or series of Cliffs Stock or other securities of the Company (or any Related Corporation) which are not allocated to a Participant's or Beneficiary's Account, the Trustee shall tender such shares or series of Cliffs Stock or other securities of the Company (or any Related Corporation) in the same proportion as the number of such shares or series of Cliffs Stock or other securities of the Company (or any Related Corporation) for which instructions to tender are received bears to the total number of such shares or series of Cliffs Stock or other securities of the Company (or any Related Corporation) for which instructions from Participants or Beneficiaries could have been received. The Trustee shall not tender all other shares or series of Cliffs Stock or other securities of the Company (or any Related Corporation).

         [e] Confidentiality: All instructions received by the Trustee from Participants or Beneficiaries pursuant to subsections [c] or [d] above shall be held by the Trustee in strict confidence and shall not be divulged to any person, including employees, officers and directors of the Company (or any Related Corporation); provided, however, that to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not the Company (or any Related Corporation) or any employee, officer or director thereof, and (ii) agrees not to divulge such directions to any other person, including employees, officers and directors of the Company (or any Related Corporation).


                                   ARTICLE XI

                          CONTINUANCE, TERMINATION AND
                               AMENDMENT OF PLAN


11.1 TERMINATION OF PLAN: Continuation of the Plan is not assumed as a contractual obligation by the Company, and the right is reserved to the Company, by action of the Board of Directors, to terminate this Plan and/or Trust in whole or in part at any time. Upon termination of the Plan, the Board of Directors shall have discretion to liquidate the Plan or continue a frozen plan making distributions as provided in Article VII. Termination of the Plan will in no event have the effect of revesting any part of the Trust Fund in the Company. Notice of termination will be given to the Trustee in the form of an instrument in writing executed by the Company pursuant to an action of its Board of Directors, together with a certified copy of the resolution of its Board of Directors to that effect. Termination of the Plan will take effect as of the date specified by the Board of Directors. The Plan created by execution of this agreement will be terminated automatically in the event of the dissolution, consolidation or merger of the Company, or the sale by the Company of substantially all of its assets, if the resulting successor corporation or business entity does not continue the Plan. The Plan Administrator will file any termination reports required by law.

11.2     MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OR LIABILITIES OF THE
PLAN: The Board of Directors may merge or consolidate this Plan with any other plan may transfer the assets or liabilities of this Plan to any other plan or transfer the assets and liabilities of another plan to this Plan if each Participant in the Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). If any merger, consolidation or transfer of assets or liabilities occurs, the Plan Administrator will file any reports required by law.

11.3 AMENDMENTS TO PLAN: The Board of Directors may amend this Plan at any time; provided, however, that no amendment may cause the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries. To the extent authorized by the Board of Directors, the Plan may be amended at any time and from time to time. No amendment may decrease the vested interest of any Participant. If an amended vesting schedule is adopted, any Participant who has three or more years of service at the later of the date the amendment is adopted or becomes effective may elect to remain under the Plan's prior vesting schedule. Notwithstanding the preceding sentence, no election need be provided for any Participant where the nonforfeitable percentage under the Plan as amended cannot be less than the percentage determined without regard to the amendment. The election must be made in writing, in such form and within such period of time prescribed by the Plan Administrator, in accordance with applicable regulations, and must be timely filed with the Plan Administrator. No amendment may discriminate in favor of Employees who are officers, shareholders or Highly Compensated Employees. Notwithstanding anything in this Plan to the contrary, the Plan may be amended at any time to conform to the provisions and requirements of federal and state laws or regulations or rulings issued pursuant to such federal and state laws. No such amendment will be considered prejudicial to the interest of any Participant or Beneficiary under this Plan.

11.4     PARTICIPATING COMPANIES:

         [a] Requirements for Participation: Any Affiliated Company may participate in the Plan as a participating Company, provided its participation is approved by the Board of Directors and it executes an instrument of participation. The instrument of participation may contain terms and conditions approved by the Board of Directors and applicable only to the participating Company, and, to the extent qualification of the Plan is not affected thereby, will constitute an amendment of the Plan as it applies to the participating Company. To the extent there are no differences in Plan terms and conditions between the Plan as established and maintained by the Company and the Plan as adopted and maintained by a participating Company, such participating Company may indicate its participation in the Plan by executing the Plan document and any amendments thereto, which documents and amendments (if any) shall constitute an instrument of participation hereunder.

         [b] Employee Transfers Within the Participating Group: A transfer of employment from one participating Company to another participating Company will not be considered a Termination of Employment and the Account of the Participant whose employment is so transferred will be transferred to the group of Accounts of the transferee participating Company. A transferee participating Company will continue any funding of the Plan for any Employee it acquires by transfer and credit the prior years of service of the transferred Participant.

         [c] Withdrawal by Participating Company: Any participating Company, by action of its board of directors, may withdraw from participation in the Plan upon written notice to the Plan Administrator and the Trustee, and may (i) treat the withdrawal as a termination of the Plan with respect to its Employees;
                (ii) treat the withdrawal as an amendment of the Plan and direct the Trustee to segregate and transfer to a separate trust and qualified plan the Accounts of Participants and Beneficiaries allocable to the participating Company; or (iii) treat the withdrawal as an amendment of the Plan and direct the Trustee to segregate and transfer the Accounts of Participants and Beneficiaries allocable to the Participating Company to another qualified plan in which the participating Company may participate; provided, however, that the value of the Account of any Participant immediately after the transfer will equal the value of his Account immediately before the transfer.

         [d] Contributions made on Behalf of Participating Company: In the event a participating Company is unable to make all or a portion of its Company Contribution by reason of not having sufficient current or accumulated profits to make such Company Contributions for a year in which a consolidated federal income tax return of the affiliated group is filed, another participating Company in the affiliated group, to the extent it has sufficient current or accumulated profits, may in its discretion make, on behalf of the participating Company, the portion of the Company Contributions the participating Company is otherwise prevented from making for the Plan Year.


                                  ARTICLE XII

                                 MISCELLANEOUS


12.1 BENEFITS TO BE PROVIDED SOLELY FROM THE TRUST FUND: All benefits payable under this Plan will be or provided solely from the Trust Fund, and the Company assumes no liability or responsibility for payment of benefits.

12.2 TEXT TO CONTROL: The headings of Articles, Sections, subsections and clauses are included solely for convenience of reference. If any conflict between any heading and the text of this Plan exists, the text will control.

12.3 SEVERABILITY: If any provision of this Plan is illegal and invalid for any reason, the illegality or invalidity will not affect the remaining provisions.

On the contrary, the remaining provisions will be fully severable, and this Plan will be construed and enforced as if the illegal or invalid provisions never had been inserted in the document.

12.4 JURISDICTION: This Plan will be construed and administered under the laws of the state of Delaware when the laws of that jurisdiction are not in conflict with federal law.

12.5 PLAN FOR EXCLUSIVE BENEFIT OF PARTICIPANTS; REVERSION PROHIBITED: This Plan has been established for the exclusive benefit of Participants and their Beneficiaries. Under no circumstances may any funds contributed to or held by the Trustee at any time revert to or be used for or enjoyed by the Company except to the extent permitted by law.

12.6 GENDER AND NUMBER: The masculine gender will be deemed to include the feminine gender, and the singular will be deemed to include the plural.


                                  ARTICLE XIII

                              TOP HEAVY PROVISIONS


         Notwithstanding any other provision of the Plan to the contrary, in the event the Plan is deemed to be a "Top Heavy Plan" (as defined in Section 13.1[i]) for any Plan Year, the provisions contained in Section 13.4 with respect to Company Contributions shall be applicable with respect to such Plan Year.

13.1 DEFINITIONS: For purposes of this Article XIII, the following definitions shall apply:

         [a] "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year, except that for the first Plan Year the "Determination Date" shall be the last day of such first Plan Year.

         [b] "Key Employee" means an Employee or former Employee who, at any time during the current Plan Year or any of the four preceding Plan Years, is a key employee pursuant to the provisions of
                Section 416(i)(1) of the Code, and any Beneficiary of such an Employee or former Employee.

         [c] "Non-Key Employee" means an Employee or former Employee who is not a Key Employee, and his Beneficiary in the event of his death.

         [d] "Permissive Aggregation Group" means the group of tax-qualified plans of the Company or a Related Corporation consisting of:

                [1]    the plans in the Required Aggregation Group; plus

                [2] one or more plans designated from time to time by the Plan Administrator that are not part of the Required Aggregation Group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered with the Required Aggregation Group.

         [e] "Required Aggregation Group" means the group of tax-qualified plans of the Company or a Related Corporation consisting of:

                [1]    each plan in which a Key Employee participates; and

                [2] each other plan which enables a plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) and 410 of the Code, including any such plan that has been terminated if it was maintained during the five-year period ending on the Determination Date and would, but for the fact that it terminated, be part of a Required Aggregation Group.

         [f] "Super Top Heavy Group" means, with respect to a particular Plan Year, a Required or Permissive Aggregation Group that, as of the Determination Date, would qualify as a Top Heavy Group under the definition in subsection [h] below with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition.

         [g] "Super Top Heavy Plan" means, with respect to a particular Plan Year, a plan that, as of the Determination Date, would qualify as a Top Heavy Plan under the definition in subsection [i] below with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition. A plan shall also be a "Super Top Heavy Plan" if it is part of a Super Top Heavy Group.

         [h] "Top Heavy Group" means, with respect to a particular Plan Year, a Required or Permissive Aggregation Group if the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such Group and the aggregate of the account balances of Key Employees under all defined contribution plans included in such Group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such Group.

         [i]    "Top Heavy Plan" means, with respect to a particular Plan Year,
                (i) in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the Determination Date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the regulations and rulings promulgated thereunder) of Key Employees exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with accounts valued as of the relevant "Valuation Date" (as defined in subsection [j] below), (ii) in the case of a defined benefit plan, a plan for which, as of the Determination Date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and regulations and rulings promulgated thereunder) to Key Employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of cumulative accrued benefits to be determined under the accrual method uniformly used under all plans maintained by the Company or a Related Corporation or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of
                Section 411(b)(1)(C) of the Code, and (iii) any plan (including any simplified employee pension plan) included in a Required Aggregation Group that is a Top Heavy Group. For purposes of this subsection [i], the accounts and accrued benefits of any employee who has not performed services for the Company or a Related Corporation during the five-year period ending on the Determination Date shall be disregarded. Furthermore, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a Required or Permissive Aggregation Group. A Participant's interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by the Company or a Related Corporation, shall not be considered in determining whether a plan is top heavy. Notwithstanding the foregoing, if a plan is included in a Required or Permissive Aggregation Group that is not a Top Heavy Group, such plan shall not be a Top Heavy Plan.

         [j] "Valuation Date" means, with respect to a Determination Date and for purposes of this Article XIII only, (i) in the case of a defined benefit plan, the most recent date for computing plan costs for minimum funding purposes, and (ii) in the case of a defined contribution plan, the most recent date on which plan assets are valued for purposes of determining the value of account balances.

13.2 COMPENSATION AND LIMITATION THEREON: For purposes of this Article XIII, "compensation" shall mean "compensation" as defined in Section 4.5; provided, however, that for any Plan Year that the Plan is a Top Heavy Plan, the compensation taken into account under the Plan for any Participant shall not exceed $150,000 (subject to adjustment for cost-of-living annually by the Secretary of the Treasury as provided in Sections 401(a)(17)(B) and 416(d)(2) of the Code).

13.3 VESTING REQUIREMENTS: In any Plan Year that the Plan is a Top Heavy Plan, each Participant's entire interest in his Account shall be fully vested and nonforfeitable. In the event the Plan ceases to be a Top Heavy Plan for any Plan Year subsequent to a Plan Year in which the Plan was a Top Heavy Plan, the Participant's interest in his Account that has become fully vested in accordance with the preceding sentence shall remain fully vested.

13.4 MINIMUM ALLOCATION: Each Participant who, on the last day of a Plan Year in which the Plan is a Top Heavy Plan, (i) is a Non-Key Employee and (ii) does not participate in a defined benefit plan that is part of a Required Aggregation Group, shall receive a minimum allocation of Company Matching Contributions for such Plan Year equal to a certain percentage (as hereinafter set forth) of his compensation received during such Plan Year. Such percentage shall be equal to the lesser of three percent or the highest percentage at which Company Matching Contributions are allocated to the Account of any Key Employee for such Plan Year (when expressed as a percentage of such Key Employee's compensation for the Plan Year). To the extent necessary to provide this minimum allocation, the allocation of Company Matching Contributions to Accounts of Key Employees shall be reduced proportionately. Notwithstanding the foregoing, an individual who, on the last day of any Plan Year during which the Plan is a Top Heavy Plan, is a participant in both a defined benefit plan and a defined contribution plan maintained by the Company or a Related Corporation shall receive the minimum allocation referred to above, except that "seven and one-half percent" shall be substituted for "three percent"; provided, however, that (i) if such individual receives a minimum benefit with respect to such Plan Year under a defined benefit plan maintained by the Company or a Related Corporation, such individual shall not receive a minimum benefit under this Plan; and (ii) if the Plan is a Super Top Heavy Plan, the limitation in Section 415(e) of the Code shall be applied by substituting "1.0" for "1.25", and the minimum allocation referred to in this Section 13.4 shall be applied by substituting "five percent" for "seven and one-half percent".


                                  ARTICLE XIV

               SPECIAL PROVISIONS REGARDING ACQUISITION EMPLOYEES


14.1 GENERAL: This Article XIV contains special provisions regarding employees of Northshore Mining Company (formerly Cyprus Northshore Mining Corporation) and employees of Silver Bay Power Company (formerly Cyprus Silver Bay Power Corporation) on the day preceding the Effective Date (hereinafter, "Acquisition Employees") who were also participants in the Cyprus Amax Minerals Company Savings Plan & Trust (the "Cyprus Savings Plan") on the day preceding the Effective Date.

14.2 EMPLOYMENT: For all purposes of the Plan, the acquisition of Northshore Mining Company and Silver Bay Power Company pursuant to the Stock Purchase Agreement by and between Cleveland-Cliffs Inc and Cliffs Minnesota Minerals Company and Cyprus Amax Minerals Company, as amended the ("Stock Purchase Agreement") shall not be deemed a Termination of Employment, an employment commencement date, a reemployment commencement date or otherwise a break in employment or service with respect to Acquisition Employees.

14.3 TRANSFER OF ASSETS AND LIABILITIES: Effective as of the Effective Date (the "Transfer Date"), all liabilities of the Cyprus Savings Plan with respect to Acquisition Employees shall be transferred to the Plan from the Cyprus Savings Plan; provided, however, that on or as soon as practicable after the Transfer Date, assets of the Cyprus Savings Plan attributable to such Acquisition Employees' liabilities so transferred shall be transferred from the Cyprus Savings Plan to the Plan in an amount equal to the accounts of such Acquisition Employees under the Cyprus Savings Plan on the "Closing Date" (as "Closing Date" is defined in the Stock Purchase Agreement), which accounts shall be adjusted for gains and losses for the period commencing on the day following the Closing Date and ending on the day assets are actually transferred from the Cyprus Savings Plan to the Plan. Anything contained herein to the contrary notwithstanding, liabilities of the Cyprus Savings Plan with respect to Acquisition Employees that are not transferred to the Plan on the Transfer Date (if any) shall be transferred to the Plan as soon thereafter as administratively possible (the "Second Transfer Date"). The amount of assets of the Cyprus Savings Plan attributable to Acquisition Employees' liabilities so transferred on the Second Transfer Date shall be determined and transferred as hereinbefore set forth in this Section 14.3. To the extent possible, assets transferred from the Cyprus Savings Plan to the Plan shall be transferred in kind. Any applications, elections and waivers under the Cyprus Savings Plan applicable to assets transferred from the Cyprus Savings Plan to the Plan shall continue to be applicable hereunder, unless the Acquisition Employee revises such application, election or waiver. Assets transferred to the Plan from the Cyprus Savings Plan pursuant to the provisions of this Section 14.3 shall become assets of the Plan to be held by the Trustee in the Trust Fund.

14.4 CONTINUATION OF PORTION OF CYPRUS SAVINGS PLAN: The Plan shall be deemed a continuation of the portion of the Cyprus Savings Plan transferred to the Plan with respect to Acquisition Employees; provided, however, that the Plan shall only be deemed a continuation of the aspects of the Cyprus Savings Plan governed by Sections 401(a), 401(k) and 401(m) of the Code.


                                 *     *     *


                  Executed this   3rd   day of October, 1994.
                                 -----



                                       NORTHSHORE MINING COMPANY


                                       By:    /s/ Cynthia B. Bezik
                                              ----------------------------------
                                              Title     Treasurer


                                       And:   /s/ J. E. Lenhard
                                              ----------------------------------
                                              Title     Secretary



                                       SILVER BAY POWER COMPANY


                                       By:    /s/ Cynthia B. Bezik
                                              ----------------------------------
                                              Title     Treasurer


                                       And:   /s/ J. E. Lenhard
                                              ----------------------------------
                                              Title     Secretary





HR456

                                  EXHIBIT "A"


             NORTHSHORE MINING COMPANY AND SILVER BAY POWER COMPANY
                            RETIREMENT SAVINGS PLAN


The following companies are participating Companies under the Plan:

Northshore Mining Company
Silver Bay Power Company